UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 26, 2025
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01. Entry Into a Material Agreement

On November 26, 2025, PetMed Express, Inc., a Florida corporation (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of December 3, 2024, by and between the Company and Continental Stock Transfer & Trust Company, a federally chartered trust company, as rights agent (the “Original Rights Agreement,” and as amended by the Amendment, the “Amended Rights Agreement”). Pursuant to the Amendment, the Final Expiration Date of the Rights has been extended until the Close of Business on December 2, 2026. Capitalized terms used but not defined herein have the meanings specified in the Amended Rights Agreement.

The Rights are in all respects subject to and governed by the provisions of the Amended Rights Agreement. The above description of the Original Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Rights Agreement, which is incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2024, and to the Amendment, which is attached hereto as Exhibit 4.2, both of which are incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2025, the Board unanimously approved, upon the recommendation of the Board’s Compensation and Human Capital Committee, an increase in the annual base salary of Douglas Krulik, the Company’s Interim Principal Financial Officer and Chief Accounting Officer, from $300,000 to $330,000 per year, with such increase being deemed to be effective as of August 30, 2025. On the same day, upon approval by the Board upon the recommendation of the Compensation and Human Capital Committee, the Company also entered into a Change of Control and General Severance Agreement with Mr. Krulik (the “CCGS Agreement”).

The CCGS Agreement provides that, in the event that Mr. Krulik’s employment is terminated by the Company at any time without “Cause” (whether or not a Change of Control has occurred), Mr. Krulik will be entitled to severance compensation equal to six months of his annual base salary as then in effect in exchange for a customary full release of claims, which severance shall be paid over a six-month period after termination. The agreement further provides that, in the event that Mr. Krulik’s employment is terminated by the Company without Cause during the twelve-month period following a Change of Control or in the event that Mr. Krulik resigns for “Good Reason” during such twelve-month period, then (i) Mr. Krulik will be entitled to severance compensation equal to six months of his annual base salary as then in effect in exchange for a customary full release of claims, which severance shall be paid over a six-month period after termination, and (ii) all unvested restricted stock awards and vested restricted units then held by Mr. Krulik will immediately become vested upon such termination.

For purposes of the CCGS Agreement, the term “Change of Control” has the meaning set forth in the Company’s 2024 Omnibus Incentive Plan. The term “Cause” is customarily defined to include commission of willful dishonesty, commission of a felony or other crime involving fraud and dishonesty, personal misconduct or negligent conduct that injures the interests of the Company, and various similar acts, all as more particularly defined in CCGS Agreement. “Good Reason” includes certain material adverse changes in Ms. Krulik’s duties, responsibilities, functions or title with the Company or a material reduction in Mr. Krulik’s base salary, as more particularly defined in the Employment Agreement.
The foregoing does not purport to be a complete description of the CCGS Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On November 26, 2025, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
4.1
Rights Agreement, dated as of December 3, 2024, by and between PetMed Express, Inc. and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to Form 8-K/A filed with the SEC on December 18, 2024)

4.2	Amendment No. 1 to Rights Agreement, dated as of November 26, 2025, by and between PetMed Express, Inc. and Continental Stock Transfer & Trust Company, as rights agent
10.1	Change of Control and General Severance Agreement, dated November 26, 2025, between PetMed Express, Inc. and Douglas Krulik
99.1	Press release issued by PetMed Express, Inc. on November 26,2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 26, 2025

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel
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